Exhibit 99.1

Summary Compensation Table

Name and Principal Position	Year	Salary (1)($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	All Other Compensation (6)($)	Total ($)
Patrick Soon-Shiong Chairman of the Board and Chief Executive Officer	2006	692,885	100,000	41,283	306,605	830,000	769,828	2,740,601
Lisa Gopalakrishnan Executive Vice President and Chief Financial Officer	2006	169,231	225,000	—	39,397	100,000	—	533,628
Ronald Pauli Former Chief Financial Officer (7)	2006	121,363	—	—	89,544	—	—	210,907
Nicole Williams Former Executive Vice President and Chief Financial Officer (8)	2006	155,988	—	—	259,309	—	—	415,297
Richard Maroun Chief Administrative Officer and General Counsel	2006	350,000	—	1,284,406	65,389	225,000	—	1,924,795
Bruce Wendel Executive Vice President of Corporate Development	2006	309,246	—	—	144,316	150,000	302,879	906,441
Carlo Montagner President Abraxis Oncology Division	2006	623,077	275,000	—	93,415	337,500	74,281	1,403,273

(1)	The salaries for Mr. Maroun and Mr. Montagner include amounts paid by American BioScience prior to the merger with APP. American BioScience paid $58,462 to Mr. Maroun and $155,769 to Mr. Montagner.
(2)	The annual cash incentive award that is paid to the executive officers is reflected under the Non-Equity Incentive Plan Compensation column. The bonus amount paid to Dr. Soon-Shiong represents a discretionary bonus for his efforts in 2006 relating to the integration of American BioScience post-merger. The bonus amount paid to Ms. Gopalakrishnan represents a signing bonus of $100,000 and a discretionary bonus of $125,000 for her efforts in integrating the financial systems of the two companies post-merger. The bonus paid to Mr. Montagner represents a signing bonus that was paid by American BioScience prior to the closing of the merger with APP.
(3)	The amount shown in this column reflects the compensation expense for outstanding restricted stock awards held by the NEOs recognized by the company in 2006 in accordance with SFAS 123R, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The stock award for Mr. Maroun related to a restricted stock unit that he was granted by American BioScience that APP assumed in connection with the merger. There were no forfeitures by the NEOs in 2006. The restricted stock awards for which this expense is shown in the Summary Compensation Table (“SCT”) also includes awards granted in 2003 and 2006 for which the company recognized expense in 2006. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 12 to the Notes to our consolidated financial statements included in our Annual Report on Form 10-K.
(4)	The amount shown in this column reflects the compensation expense for outstanding options held by the NEOs recognized by the company in 2006 in accordance with SFAS 123R, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. Options to purchase 51,070 that were granted to Nicole Williams and options to purchase 16,000 granted to Ronald Pauli expired in 2006. The stock option awards for which this expense is shown in the SCT also includes awards granted in 2002, 2003, 2004 and 2005 for which the company continued to recognize expense in 2006. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 12 to the Notes to our consolidated financial statements included in our Annual Report on Form 10-K.
(5)	The amount shown in this column represents the annual cash incentive award earned under the 2006 Management Incentive Compensation Program, based on our achievement of our budgeted goals of EBITDA, gross sales and gross profit, as well as the executive’s individual and business unit performance.
(6)	The table below provides the aggregate incremental cost of the components of the Other Annual Compensation provided by or paid for by the company for the personal benefit of the NEOs to the extent that such NEO received Other Annual Compensation in excess of $10,000 in 2006.

	Other Annual Compensation ($)
	Dr. Soon-Shiong	Mr. Wendel	Mr. Montagner
Personal Use of Aircraft (a)	34,739	—	—
Security (b)	727,199	—	—
Company Provided Housing (c)	—	—	65,000
Relocation Expenses (d)	—	295,072	9,281
Other	7,890	7,807	—

Total:	769,828	302,879	74,281

(a)	For security and management efficiency reasons, certain of our executive officers travel on our private aircraft primarily for business-related matters. The methodology that the company uses to calculate our incremental direct operating cost for an officer’s personal use of the aircraft is based on the cost of fuel, trip-related airport fees, and pilot meals and lodging. Since the aircraft is primarily used for business travel, the methodology excludes the fixed costs which do not change based on the usage of the aircraft (such as pilot salaries) and non-trip related hanger and maintenance expenses.
(b)	For security-related reasons, the company provides Dr. Soon-Shiong with the use of cars, trained security drivers, security systems for his residences, and 24 hour personal and family security services.
(c)	Mr. Montagner was provided the use of a house that is owned by the company. The amount reflected represented the value of the housing provided by the company.
(d)	The company provided for relocation expenses that were incurred by Mr. Wendel and Mr. Montagner pursuant to the terms of their employment agreements.
(7)	Mr. Pauli served as our interim Chief Financial Officer from June 1, 2006 through August 18, 2006.
(8)	Ms. Williams served as our Executive Vice President and Chief Financial Officer until May 31, 2006.